                                                                   EXHIBIT 10.28

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (the "Amendment"), is made and entered into as of November 18, 1998, by and among Merkert American Corporation (formerly known as Monroe, Inc.), a Delaware corporation (the "Buyer"), Merkert Enterprises, Inc., a Massachusetts corporation (the "Company"), Eugene F. Merkert and those individuals identified as Stockholders on the signature pages to this Amendment (each, individually a "Stockholder" and collectively the "Stockholders"). Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Purchase Agreement, as hereinafter defined.

     WHEREAS, the parties hereto are parties to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of May 20, 1998; and

     WHEREAS, the parties hereto desire to amend the Purchase Agreement as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.  Amendment.  The Purchase Agreement is amended as set forth
                 ---------
below:

     (a) Paragraph 4 of the Preamble of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          WHEREAS, Buyer is entering into a separate stock purchase agreement (the "Other Agreement") with Rogers-American Company, Inc., a North
                ---------------
          Carolina corporation ("Rogers-American"), pursuant to which it will
                                 ---------------
          acquire all of the outstanding capital stock of Rogers-American (such acquisition, the "Rogers-American Acquisition"); and
                            ---------------------------

     (b) Paragraph 5 of the Preamble of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          WHEREAS, the parties intend that the transfer and sale of capital stock pursuant to this Agreement and the initial underwritten public offering by Buyer of shares of Buyer Common Stock (the "IPO")
                                                                  ---
          (collectively the "Plan of Organization") will be treated as exchanges
                             --------------------
          qualifying under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").
                        ----

     (c) Section 1.2 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Total Consideration.  In consideration of the transfer by the
          -------------------
          Stockholders to Buyer of the Company Shares, Buyer agrees to pay to the Stockholders aggregate consideration of $48,500,000, subject to reduction as provided in Sections 1.4 and 1.9 below (the "Total
                                                                    -----
          Consideration"), comprised of (a) cash in the aggregate amount of
          -------------
          $31,000,000 (subject to reduction as provided in Sections 1.4 and 1.9), (b) a number of shares of common stock of Buyer, $.01 par value per share ("Buyer Common Stock") equal to (i) $12,500,000 divided by
                      ------------------
          (ii) the price (the "IPO Price") at which shares of Buyer Common Stock
                               ---------
          will be sold to the public in the IPO, as set forth in the final prospectus (the "Prospectus") contained in the registration statement
                           ----------
          on Form S-1 (the "Registration Statement") to be filed with the
                            ----------------------
          Securities and Exchange Commission (the "SEC") in connection with the
                                                   ---
          IPO and (c) either cash or a number of shares of Buyer Common Stock (valued at the IPO Price) or a combination thereof, at the option of Buyer (written notice of which must be provided to the Company and the Stockholders' Representative not less than ten (10) days prior to the Closing Date), having an aggregate value of $5,000,000. The Total Consideration shall be allocated among the Stockholders in the manner set forth in Exhibit B hereto. The cash portion of the Total
                       ---------
          Consideration, reduced as provided in Sections 1.4 and 1.9, shall be paid by Buyer at the Closing by wire transfer of immediately available funds to an account which shall be specified by each Stockholder at least three business days prior to the Closing, or, if not so specified, by certified check. The portion of the Total Consideration consisting of shares of Buyer Common Stock shall, subject to the deposit by Buyer into escrow of certain shares as contemplated by
          Section 1.9, be transferred by Buyer at the Closing by delivery to each Stockholder of a certificate representing the number of shares of Buyer Common Stock (rounded to the nearest whole share) to which such Stockholder is entitled hereunder.

     (d) Section 1.4 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Tax Escrow.  On the Closing Date, Buyer shall deposit an amount of
          ----------
          cash equal to the amount calculated in accordance with Schedule
                                                                 --------
          1.4 attached hereto (the "Audit Amount") in escrow (the "Tax Escrow")
          ---                       ------------                   ----------
          with an escrow agent mutually acceptable to Buyer and the Stockholders' Representative (the "Escrow Agent") to be held, invested
                                             ------------
          and distributed by the Escrow Agent in accordance with the terms of an escrow agreement in substantially the form attached hereto as Exhibit
                                                                        -------
          C (the "Tax Escrow Agreement").  The cash portion of the Total
          -       --------------------
          Consideration otherwise payable to each Stockholder shall be reduced by the Audit Amount on a pro rata basis based upon the ratio that the number of Common Shares held by such Stockholder bears to the total number of Common Shares held by all Stockholders. Exhibit B hereto
                                                             ---------
          sets forth such pro rata
          interest of each Stockholder, expressed as a percentage (each a "Common Proportionate Share"). Notwithstanding the foregoing, the cash
           --------------------------
          portion of the Total Consideration payable in respect of Preferred Shares shall not be reduced and shall not participate in the Tax Escrow. The Tax Escrow will be available to pay obligations and liabilities of the Company (including, without limitation, federal and state Taxes, the "Audit Liabilities") in connection with and resulting
                            -----------------
          from the audits (collectively, the "Audits" and each individually, an
                                              ------
          "Audit") by (i) the Internal Revenue Service (the "IRS") of the
           -----                                             ---
          federal income tax returns filed by the Company with respect to the Company's fiscal years ended August 31, 1992, 1993, 1994, 1995, 1996 and 1997 and the employment tax returns filed by the Company with respect to calendar years 1993 and 1994 and (ii) the Massachusetts Department of Revenue (the "DOR") of the Massachusetts state income
                                      ---
          tax returns filed by the Company with respect to the Company's fiscal years ended August 31, 1994, 1995 and 1996. The parties hereto agree and acknowledge that the Company has entered into (i) an Agreement to Assessment and Collection of Additional Tax and Acceptance of Overassessment (the "Payroll Tax Agreement") and (ii) a Consent to
                               ---------------------
          Assessment and Collection (the "Income Tax Agreement," together with
                                          --------------------
          the Payroll Tax Agreement, the "Tax Settlement Agreements," copies of
                                          -------------------------
          which are attached to Schedule 1.4), with the IRS with respect to the Audits relating to the Company's federal income tax returns for the Company's fiscal years ended August 31, 1992, 1993 and 1994 and the Company's employment tax returns for calendar years 1993 and 1994 (the "Settled Audits"). In addition, the parties agree that Buyer currently
           --------------
          intends to deliver to the Escrow Agent, at or promptly after the Closing, the appropriate notice required under the Tax Escrow Agreement to instruct the Escrow Agent to pay to the IRS all amounts payable under the Income Tax Agreement and/or to pay to the DOR or other state or local taxing authority some or all of the amount that Buyer reasonably believes is payable to the DOR or other state or local taxing authority as a result of the Audits. Each of the Stockholders' Representative and the Stockholders agree not to dispute such notice or resulting payments from the Tax Escrow and shall, at the Buyer's request, execute joint written instructions to the Escrow Agent to effect such payments.

     (e) A new Section 1.4A is added to the Purchase Agreement to read in its entirety as follows:

          Additional Payment. As additional consideration for the transfer by
          ------------------
          the Stockholders to Buyer of the Company Shares, Buyer agrees to pay to each Stockholder such Stockholder's Common Proportionate Share of the actual amount received by the Company, if any, as a refund with respect to the Company's federal income tax return for the Company's fiscal year ended August 31, 1998 (collectively, the "Additional Payments"). The Additional Payments, if any, shall be paid to the Stockholders no later than fifteen (15) days after the date on which the Company receives its final refund with respect to the Company's federal income tax return for the Company's fiscal year ended August 31, 1998. Subject to the foregoing, the Additional Payments shall be paid by wire transfer of immediately available funds to the accounts specified by each Stockholder prior to the Closing, or, if not so specified, by certified check. The Company shall have the right to prepare and file (or cause its accountants to prepare and file) prior to the Closing the Company's federal income tax return for its fiscal year ended August 31, 1998. Buyer shall have the right to review and discuss such tax return with the Company prior to filing. If the Company takes any action after the Closing which would reduce the amount of the Additional Payments, the Additional Payments will not be so reduced but will be treated as if such action had not been taken.

     (f) Section 1.7 of the Purchase Agreement is deleted in its entirety and is replace by the following:

          Income Tax Treatment of the Transactions.  It is intended that the
          ----------------------------------------
          following transactions, which are occurring simultaneously, will be treated as exchanges qualifying under (S)351 of the Code: (i) the transfer of the Company Shares by the Stockholders in exchange for Buyer Common Stock and cash pursuant to this Agreement and (ii) the sale of Buyer Common Stock for cash in the IPO. All of the parties to this Agreement agree to report the aforementioned transactions, for all purposes, consistently with the foregoing.

     (g) Section 1.9 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Indemnification Escrow.  On the Closing Date, Buyer shall deposit into
          ----------------------
          escrow (the "Indemnity Escrow") with the Escrow Agent (a) cash in the
                       ----------------
          aggregate amount of $3,700,000 (the "Cash Escrow Amount") and (b) a
                                               ------------------
          number of shares of Buyer Common Stock (rounded to the nearest whole share) equal to (i) $1,300,000 divided by (ii) the IPO Price (the

          "Escrowed Shares"), to be held, invested and distributed by the Escrow
          ----------------
          Agent in accordance with the terms of an indemnification escrow agreement in substantially the form attached hereto as Exhibit D (the
                                                                 ---------
          "Indemnification Escrow Agreement").  The cash portion of the Total
           --------------------------------
          Consideration otherwise payable to each Stockholder shall be reduced by such Stockholder's Common Proportionate Share of the Cash Escrow Amount. The number of shares of Buyer Common Stock to be delivered to each Stockholder at the Closing pursuant to Section 1.2 shall be reduced by such Stockholder's Common Proportionate Share of the number of Escrowed Shares. Notwithstanding the foregoing, the cash portion of the Total Consideration payable in respect of the Preferred Shares and the shares of Buyer Common Stock deliverable in respect of Preferred Shares shall not be reduced and shall not participate in the Indemnity Escrow.

     (h) Section 2.3(b) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          The Stockholders own of record and, except for (i) the trust fund (the "ESOP Trust Fund") referred to in Article 2.17 of the Merkert
           ---------------
          Enterprises, Inc. Employee Stock Ownership Plan as amended and restated by the Ninth Amendment, effective as of January 1, 1997, as amended by the Tenth Amendment, effective as of September 1, 1998, (the "ESOP"), (ii) the Merkert Trust and (iii) the Eugene F. Merkert
                ----
          1991 Charitable Remainder Unitrust (the "Merkert CRUT"), beneficially, all of the issued and outstanding shares of capital stock of the Company as set forth on Exhibit A hereto.
                                  ---------

     (i) Section 2.19 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Warranty or Other Claims.  Except as set forth in Schedule 2.19, there
          ------------------------                          -------------
          are no existing or, to the knowledge of the Company and the Stockholders, threatened product liability, warranty or other similar claims, or to the knowledge of the Company and the Stockholders any facts upon which a valid material claim of such nature could be based, against the Company or any of its Subsidiaries for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against the Company or any of its Subsidiaries for renegotiation or price redetermination of any business transaction, and, to the knowledge of the Company and the Stockholders, there are no facts upon which any valid claim therefor could be based.

     (j) The penultimate sentence and the last sentence of Section 4.4 of the Purchase Agreement are deleted in their entirety and are replaced by the following:

          Except as expressly provided in the next sentence, the delivery of any Company Disclosure Supplement, Closing Disclosure Supplement or other notice pursuant to this Section 4.4 shall not render correct any representation or warranty that was incorrect when made or limit or otherwise affect the remedies available hereunder to the party receiving such Company Disclosure Supplement, Closing Disclosure Supplement or notice. It is expressly agreed that, for the purpose of determining whether or not the representations and warranties contained in the first sentence of Section 2.6(a), the first sentence of Section 2.6(a)(ii), Section 2.11, the last sentence of Section 2.15 and Section 2.30(b) are true, correct or accurate at any time after the date hereof, such representations or warranties shall be modified by information set forth in the Closing Disclosure Supplement and any Company Disclosure Supplement and any remedies (including, without limitation, the remedies set forth in Section 10) available to the party receiving the Closing Disclosure Supplement or any Company Disclosure Supplement based upon the accuracy of such representations and warranties after the date hereof shall be affected by the Closing Disclosure Supplement and any Company Disclosure Supplement.

     (k) Subsections (d) and (e) of Section 4.2 of the Agreement are deleted in their entirety and are replaced by the following:

          (d) Refrain from making any change or incurring any obligation to make a change in its Articles of Organization, by-laws, capital structure or authorized or issued capital stock, including but not limited to the issuance of any option, warrant, call, conversion right or commitment of any kind with respect to the Company's capital stock; provided, however, that no later than the date preceding the date on which Buyer files with the SEC the final pricing amendment with respect to the Registration Statement, the Company shall fully satisfy the matching contributions required pursuant to the Merkert Advantage Plan 401(k) for the Company's fiscal year ended August 31, 1998 by (i) paying up to $500,000 of such matching contributions to the ESOP in cash and (ii) paying the balance of such matching contributions in newly issued shares of its common stock to the ESOP (the "ESOP Share Issuance") (upon the ESOP Share Issuance, the Company shall update and deliver to Buyer Exhibits A and B hereto and all shares of common stock issued in the ESOP Share Issuance shall be deemed included in the definition of "Common Shares" for all purposes);

     (e) Other than (i) a cash dividend with respect to the Preferred Stock in an aggregate amount not exceeding the accrued and unpaid dividends on the Preferred Stock as of August 31, 1998 and (ii) with respect to redemptions by the Company from the ESOP Trust Fund in accordance with the terms of the ESOP, refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

     (l) A new Section 4.17 is added to the Purchase Agreement to read in its entirety as follows:

               ABD/Bergida Dispute. Without the prior written consent of Buyer,
               -------------------
          which consent shall not be unreasonably withheld, neither the Company nor any of the Stockholders shall, nor shall the Company permit any of its directors, officers, employees or agents to make or respond to any settlement proposal or other proposed resolution with respect to the ABD/Bergida Dispute or agree to or enter into any settlement or other proposed resolution with respect to the ABD/Bergida Dispute.

     (m) Section 5.9 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

               Private Offering. Neither Buyer, any of its affiliates nor anyone
               ----------------
          on its behalf, has issued, sold or offered any securities of Buyer to any person under circumstances that would cause the issuance and sale of the Buyer Common Stock pursuant to this Agreement or the Other Agreement to be subject to the registration requirements of the Securities Act. Assuming that the representations and warranties of the Stockholders contained in Section 3.4 of this Agreement are true and correct as of the date hereof and as of the Closing Date, the offering of shares of Buyer Common Stock pursuant to the Plan of Organization will be made in compliance in all material respects with applicable federal and state securities laws.

     (n)  Section 8.2(e) of the Purchase Agreement is deleted in its entirety.

     (o) Section 9.1 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Termination.  At any time prior to the Closing, this Agreement may be
          -----------
          terminated as follows:

               (a) by mutual written consent of all of the parties to this Agreement;

               (b) by the Company or Stockholders holding a majority in interest of the Common Shares, provided that neither the Company nor any of the Stockholders is in material breach of this Agreement: (i) if Buyer is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after the Company shall have given written notice of such breach to Buyer; (ii) if Buyer shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five
          (5) business days after the Company shall have given written notice thereof to Buyer; (iii) if by December 31, 1998, any of the conditions in Section 8.1 or Section 8.3 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any intentional or willful action or intentional or willful failure to act on the part of the Company or any Stockholder) and the Company and the Stockholders shall not have waived in writing such failure of satisfaction, noncompliance or nonperformance; (iv) if by November 20, 1998, Buyer has not delivered to the Stockholders' Representative a letter of intent providing for a bank underwriting commitment from a lender in the amount of at least $50,000,000; (v) if by December 4, 1998, the managing underwriter of the IPO has not commenced the road show for the IPO; or (vi) if by December 24, 1998, Buyer has not filed the final pricing amendment to the Registration Statement; or

               (c) by Buyer, provided that Buyer is not in material breach of this Agreement: (i) if the Company or any Stockholder is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after Buyer shall have given written notice of such breach to the Company and the Stockholders; (ii) if the Company or any Stockholder shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five (5) business days after Buyer shall have given written notice thereof to such party; or (iii) if by December 31, 1998, any of the conditions in Section 8.1 or Section 8.2 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any intentional or willful action or intentional or willful failure to act on the part of Buyer) and Buyer shall not have waived in writing such failure of satisfaction, noncompliance or nonperformance.

     (p) Sections 10.2(d) and (e) of the Purchase Agreement are deleted in their entirety and are replaced by the following:

          (d) any breach of any covenant or agreement made by the Company or any Stockholder in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any such breach;

          (e) any liability of the Company or any Subsidiary for misuse, misapplication or improper handling, administration or management of market development or promotional funds or market development or promotional fund accounts, in each case which arises from an event or transaction occurring prior to the Closing; and

     (q) A new Section 10.2(f) is added to the Purchase Agreement to read in its entirety as follows:

          (f) the dispute between the Company (and any Subsidiary) and ABD Sales, Inc., Ronald A. Bergida, Arthur L. Bergida, Alfred Bergida, Edward S. Danks and Stephen Cosentino which is currently pending before the American Arbitration Association (the "ABD/Bergida
                                                            -----------
          Dispute"), including, without limitation, any Loss resulting from any settlement, litigation, arbitration award or judgment, but only to the extent that the total amount of all Losses under this subsection (f) exceeds $8,000,000; provided, however, if any settlement, award or
                              --------  -------
          judgment provides for payment on a deferred basis, such Loss shall be calculated on a net present value basis using a discount rate of 8%.

     (r) The penultimate paragraph and the paragraph immediately preceding the penultimate paragraph of Section 10.2 of the Purchase Agreement are deleted in their entirety and are replaced by the following:

          Claims under clauses (a) through (f) of this Section 10.2 are collectively referred to herein as "Buyer Indemnifiable Claims," and
                                              --------------------------
          Losses in respect of such claims are collectively referred to herein as "Buyer Indemnifiable Losses."
              --------------------------

          For purposes of this Section 10.2, "severally" means each Stockholder shall be liable only for such Stockholder's Common Proportionate Share of any Buyer Indemnifiable Losses. Buyer Indemnifiable Losses resulting from or arising out of the breach by a Stockholder of any representation or warranty contained in Section 3 or any covenant or agreement made by such Stockholder in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement shall be satisfied solely by recourse to such breaching Stockholder's Common Proportionate Share of the Indemnity Escrow and only to the extent of such breaching Stockholder's Common Proportionate Share of the Indemnity Escrow (subject to the option of such breaching Stockholder to pay in cash rather than Escrowed Shares in accordance with the terms of the Indemnification Escrow Agreement).

     (s) Section 10.3(a) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Indemnification Escrow.  Subject to the exceptions set forth in
          ----------------------
          Section 10.3(c) below, all Buyer Indemnifiable Claims and Buyer Indemnifiable Losses shall be satisfied solely by the Indemnity Escrow pursuant to the terms of this Agreement and the Indemnification Escrow Agreement, provided that Buyer Indemnifiable Claims and Buyer Indemnifiable Losses relating to the Audit Liabilities may also be satisfied by the Tax Escrow pursuant to the terms of this Agreement and the Tax Escrow Agreement. Buyer Indemnifiable Claims relating to the Audit Liabilities will, to the extent that the Tax Escrow (taking into account all Buyer Indemnifiable Claims pending against the Tax Escrow) has funds available, be claimed first against the Tax Escrow before being claimed against the Indemnity Escrow. To the extent that any Buyer Indemnifiable Losses are paid by a Stockholder directly in cash rather than by Escrowed Shares pursuant to the Indemnification Escrow Agreement, a number of Escrowed Shares (rounded to the nearest whole share) equal to the amount of cash so paid divided by the IPO Price (subject to appropriate adjustment after the Closing Date for any stock split or stock dividend with respect to Buyer Common Stock, or any combination or reclassification of the Buyer Common Stock into a greater or smaller number of shares) shall be distributed to such Stockholder in accordance with the Indemnification Escrow Agreement.

     (t) Section 10.3(c) of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          No Limitation on Certain Claims.  Notwithstanding anything herein to
          -------------------------------
          the contrary, Buyer Indemnified Parties (i) shall be entitled to dollar-for-dollar indemnification from the first dollar, (ii) shall not be subject to the Deductible Amount, (iii) shall not be limited to recourse against the Indemnity Escrow, (iv) shall be entitled to claim directly against any Stockholder and (v) shall not be subject to any limitation as to time (except as provided in Section 10.3(d)), in seeking indemnification from the Stockholders with respect to any of the following:

               (A) Losses involving a breach by the Company or any Stockholder of any of the representations and warranties contained in Sections 2.3 and 3.1; or

               (B) Buyer Indemnified Losses described in Sections 10.2(a).

          In addition, notwithstanding anything herein to the contrary, (1) Buyer Indemnifiable Losses arising under Section 10.2(f) shall not be subject to the Deductible Amount, shall be indemnifiable from the first dollar and shall not exceed $2,000,000 and (2) Buyer Indemnifiable Losses with respect to the Audit Liabilities shall not be subject to the Deductible Amount, shall be indemnifiable from the first dollar and shall be limited in accordance with Section 10.3(a).

     (u) The third sentence of Section 10.7 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          In determining Losses hereunder, due account shall be taken of all relevant factors, including, without limitation, the net present value of (i) any insurance proceeds (net of any negative tax effects) and
          (ii) any deduction, credit, amortization, exclusion from income or other tax benefit realized by the indemnified party on the account of any Loss; provided that Buyer Indemnifiable Losses relating to the Audit Liabilities will not be reduced by any such tax benefit which results from any appeal, dispute or contest of the Settled Audits by Buyer or the Company.

     (v) Section 11.2 of the Purchase Agreement is deleted in its entirety and is replaced by the following:

          Fees and Expenses.  Each of Buyer, the Company, and the Stockholders
          -----------------
          shall bear its or his own expenses and costs in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, provided that solely in the event that the purchase and sale of Company Shares is consummated hereunder, the reasonable expenses of the Company and the Stockholders (including the legal and accounting expenses of the Company and the Stockholders and amounts payable to the financial advisor to the Trustee of the ESOP) in connection with such transaction, up to a maximum of $650,000, shall be paid by Buyer or may be paid by or reflected in an account of the Company, except that Buyer will not be required to pay (and the Company will not pay or have reflected in any account) the fees and expenses of more than one firm of legal counsel to the Company, one firm of legal counsel for the ESOP Trust Fund and one firm of legal counsel to Eugene F. Merkert, the Merkert CRUT and the Merkert Trust. All expenses of the Company and the Stockholders that are not payable by Buyer or reflected in an account of the Company pursuant to the immediately preceding sentence shall be paid directly by the Stockholders.

     (w) The following "defined term" is deleted from Section 11.14 of the Purchase Agreement:

          Rogers-American Acquisition - Section 1.7

     (x) The following "defined terms" are added to Section 11.14 of the Purchase Agreement in their respective alphabetical places:

          ABD/Bergida Dispute - Section 10.2(f)
          Additional Payments - Section 1.4A
          Cash Escrow Amount - Section 1.9
          ESOP Share Issuance - Section 4.2(d)
          Indemnity Escrow - Section 1.9
          Rogers-American Acquisition - Preamble

     (y) Schedule 1.4 (Audit Amount) to the Purchase Agreement is deleted in its entirety and is replaced by Schedule 1.4 attached hereto.

     (z) Exhibit B (Allocation of Total Consideration) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit B attached hereto.

     (aa) Exhibit C (Form of Tax Escrow Agreement) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit C attached hereto.

     (bb) Exhibit D (Form of Indemnification Escrow Agreement) to the Purchase Agreement is deleted in its entirety and is replaced by Exhibit D attached hereto.

     Except as expressly amended hereby, the Purchase Agreement remains in full force and effect in accordance with its terms.

     Section 2.     Governing Law.  This Amendment shall be construed under and
                    -------------
governed by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

     Section 3.     Counterparts.  For the convenience of the parties, this
                    ------------
Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.


                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.


                                    MERKERT AMERICAN CORPORATION


                                       /s/ James L. Monroe
                                    By:____________________________________
                                       James L. Monroe
                                       President


                                    MERKERT ENTERPRISES, INC.


                                       /s/ Gerald R. Leonard
                                    By:____________________________________
                                       Gerald R. Leonard
                                       President

     STOCKHOLDERS
     ------------


     /s/ Edward Cassorla
     _________________________________
     Edward Cassorla
     40 Bristol Road
     West Newton, MA  02165

     /s/ Kenneth D. Chipman
     __________________________________
     Kenneth D. Chipman
     31 Robin Road
     Norfolk, MA 02056

     /s/ Robert Q. Crane
     __________________________________
     Robert Q. Crane
     7 Mountview Road
     Wellesley Hills, MA 02181

     /s/ Manley J. Kiley, Jr.
     __________________________________
     Manley J. Kiley, Jr.
     35 Mill Pond Lane
     Duxbury, MA 02332

     /s/ Gerald R. Leonard
     __________________________________
     Gerald R. Leonard
     339 Far Reach Road
     Westwood, MA 02090

     /s/ Eugene F. Merkert
     __________________________________
     Eugene F. Merkert
     2359 South Ocean Boulevard
     Highland Beach, FL 33487-1834

     EUGENE F. MERKERT
     1984 REVOCABLE TRUST

     /s/ Eugene F. Merkert
     __________________________________
     Eugene F. Merkert, Trustee

     /s/ Robert Q. Crane
     __________________________________
     Robert Q. Crane, Trustee

     /s/ Tuyet Payne
     __________________________________
     Tuyet Payne, Trustee


     EUGENE F. MERKERT 1991 CHARITABLE REMAINDER UNITRUST


     /s/ Eugene F. Merkert
     __________________________________
     Eugene F. Merkert, Trustee

     /s/ Robert Q. Crane
     __________________________________
     Robert Q. Crane, Trustee


     MERKERT ENTERPRISES, INC.
     EMPLOYEE STOCK OWNERSHIP TRUST

     /s/ James A. Schlindwein
     __________________________________
     James A. Schlindwein, as Trustee and not individually
     500 Turnpike Street
     Canton, MA     02021


     /s/ Sidney D. Rogers, Jr.
     __________________________________
     Sidney D. Rogers, Jr.
     11 Day Street
     Norfolk, MA 02056


     ___________________________________
     Murray C. Rosen
     11 Fairview Drive
     N. Caldwell, NJ 07006